Exhibit (a)(1)(v)

Notice of Withdrawal of Tender

Regarding Shares in AB Private Lending Fund

Tendered Pursuant to the Offer to Purchase Dated March 27, 2026

The Offer and withdrawal rights will expire on April 29, 2026 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, by mail, by 11:59 p.m.,

Eastern Time, on April 29, 2026, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Complete this Notice of Withdrawal of Tender and return it to Alliance Bernstein

Investor Services, Inc., the Fund’s transfer agent (the “Transfer Agent”), as follows:

For delivery by registered, regular, certified or

express mail, by overnight courier or by

personal delivery:

Regular or Overnight Mail:	Alliance Bernstein Investor Services, Inc. Attention: AB Private Lending Fund 8000 IH 10 W, 13th Floor San Antonio, TX 78230

You are responsible for confirming that this Notice is received timely by the Transfer Agent at the applicable address above. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

AB PRIVATE LENDING FUND

NOTICE OF WITHDRAWAL OF TENDER

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its Class I common shares of beneficial interest (the “Class I Shares”), Class D common shares of beneficial interest (the “Class D Shares”) and/or Class S common shares of beneficial interest (the “Class S Shares” and together with the Class I Shares and the Class D Shares, the “Shares”), of AB Private Lending Fund (the “Fund”) that previously was submitted by the undersigned in a Letter of Transmittal, dated ______________, 2026.

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip:
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone:

The undersigned represents that the undersigned is the beneficial owner of the Shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

This AB Private Lending Fund Notice of Withdrawal Form is valid only in conjunction with the terms of the Offer to Purchase dated March 27, 2026.